                                                                     Exhibit 4.3


                             CERTIFICATE OF TRUST

                                      OF

                          MERCANTILE CAPITAL TRUST I




      THIS Certificate of Trust of Mercantile Capital Trust I (the "Trust"), dated as of January 28, 1997, is being duly executed and filed by the undersigned, as trustee, to form a holders trust under the Delaware Business Trust Act (12 Del. C. [section]3801, et seq.).

      1. Name. The name of the business trust formed hereby is Mercantile Capital Trust I.

      2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, attn:
Corporate Trustee Administration.

      3. Effective Date. This Certificate of Trust shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.


                         CHASE MANHATTAN BANK DELAWARE,
                         not in its individual capacity but solely as trustee of the Trust




                         By: /s/ John J. Cashin
                             --------------------------------
                             Name:  JOHN J. CASHIN
                             Title: SENIOR TRUST OFFICER